Exhibit 10.6

Second Amendment to Employment Agreement

This Second Amendment to Employment Agreement (this “Second Amendment”) is entered into as of January 8, 2024 and is effective as of January 1, 2024, by and between Nadav Kidron, an individual residing in Jerusalem, Israel (the “Executive”), and Oramed Ltd., a company incorporated under the laws of the State of Israel, with an address at 20 Mamilla Ave., Jerusalem, Israel 9414904 (the “Company”).

WHEREAS, the Company and the Executive entered into an employment agreement, effective as of November 1, 2022 and amended as of April 27, 2023 (the “Employment Agreement”); and

WHEREAS, Company and the Executive desire to amend the terms and conditions of the Employment Agreement as set forth herein.

NOW, THEREFORE, the Company and the Executive agree as follows:

1. Section 2.1(a) of the Employment Agreement will be amended and replaced as follows:

The Executive shall be entitled to a gross monthly amount of NIS 51,591 (the “Salary”).

2. Except for the changes and/or additions stated herein, all the other terms of the Employment Agreement shall remain valid and bind the parties without any change. In the case of a contradiction between the provisions of this Second Amendment and the provisions of the Employment Agreement, the provisions of this Second Amendment shall prevail. Without limiting the generality of the foregoing, the term “Agreement” as used in the Employment Agreement shall be deemed to be the Employment Agreement as amended by this Second Amendment.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Employment Agreement as of the date Second written above.

Oramed Ltd.

/s/ David Silberman
David Silberman, CFO

/s/ Nadav Kidron
Nadav Kidron